Exhibit 99.1

NEWS RELEASE

Contact:	Alan Hill SI International, Inc. 703-234-6854 alan.hill@si-intl.com

SI International Reports Record Revenue of $44.2 Million
and EPS of 27 Cents for Fourth Quarter FY03

FY03 Organic Revenue Growth of 13 percent;
FY03 Net Income Increase of 197 percent

RESTON, VA – February 17, 2004 - SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced record results for its fourth quarter and fiscal year ended December 27, 2003. Revenue for the fourth quarter of fiscal year 2003 (FY03) increased 5 percent, while net income increased 172 percent as compared to the fourth quarter of the prior year.  FY03 revenue increased 13 percent, while net income increased 197 percent as compared to FY02.  The Company’s results were driven by continued growth in high-priority assignments with the federal government in the key areas of: federal IT modernization, defense transformation, homeland defense, and mission-critical outsourcing.

Fourth Quarter, FY03 Financial Results

Revenue for the fourth quarter of FY03 was $44.2 million, an increase of 4.9 percent over fourth quarter FY02 revenue of $42.1 million.  Federal government contract revenue for fourth quarter of FY03 grew by 7.1 percent to $41.6 million from $38.9 million for the fourth quarter of FY02.

Net income for the fourth quarter of FY03 was $2.3 million or $0.27 per diluted share, an increase of 172 percent over fourth quarter FY02 net income of $0.85 million or $0.10 per diluted share.  The increase in net income and earnings reflects the impact of a dramatic improvement in operating margins as the Company continues to focus on more profitable opportunities and leverages its corporate infrastructure.

Income from operations for the fourth quarter of FY03 was $3.9 million, an increase of 35 percent over operating income of $2.9 million reported a year earlier.  Operating margin for the fourth quarter of FY03 was 8.9 percent, as compared to 6.9 percent in the fourth quarter of FY02.

Backlog as of December 27, 2003 was $337 million, including $58 million in funded backlog and $279 million in unfunded backlog. This is up 45 percent from the $233 million reported at the year end of 2002.

“We are pleased to report another quarter of solid top-line growth and continued dramatic improvement in our operating margin,” said Ray Oleson, SI International’s Chairman and CEO.  “This caps a year in which SI International met or exceeded every financial goal that we set for ourselves, including strong organic revenue growth, increasing operating margin, and outstanding working capital management.”

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Fourth Quarter FY03 Business Highlights

The contracts and task orders that were awarded to the Company in 4th Quarter FY03 included:

•                              $11 million contract to provide command and control modernization engineering to Air Force Space Command, North American Aerospace Defense Command (NORAD), and U.S. Strategic Command.

•                              $6.6 million contract to provide engineering support to the Department of Energy.

•                              $5 million subcontract to support U.S. Strategic Command.

•                              Member on the Lockheed Martin team that won the Air Force IT contract supporting the Air Force Communications Agency.

•                              Member on the Accenture team that won the opportunity to help the U.S. Army consolidate the human resource systems.

FY03 Financial Results

For the fiscal year ended December 27, 2003, revenue increased 13 percent to $168.3 million, compared to $149.4 million for FY02.  Net income for FY03 was $7.4 million or $0.87 per diluted share, an increase of 197 percent, as compared to a $2.5 million or ($0.03) per diluted share for FY02.

Income from operations for FY03 was $12.8 million, an increase of 90 percent over operating income of $6.7 million reported for FY02.  Operating margin for FY03 was 7.6 percent, as compared to 4.5 percent for FY02.

“Our operating margins hit a new record of 7.6% in 2003, up over 300 basis points from the previous year,” said Oleson.  “This performance reflects our continued focus on more profitable opportunities, gains in operational efficiency and leveraging our corporate infrastructure.”

For FY03, approximately 94 percent of revenues were generated from services provided to the federal government compared to 93 percent in FY02.  Prime contractor revenues for FY03 were approximately 84 percent of total revenues as compared to 83 percent in FY02.

As of December 27, 2003, SI International had a solid balance sheet with $23 million in cash, no debt, and an available $35 million credit facility.  In connection with the acquisition of MATCOM which closed on January 21, 2004, the Company amended its credit facility to increase borrowing capacity from $35 million to $80 million and to extend the term to January 21, 2008.  As of January 21, 2004, SI International’s balance sheet reported approximately $7 million in cash and $50 million in debt.

“The organic growth of 13 percent from 2002 to 2003 is attributable to new program starts and expansion of existing programs in our key focus areas of federal IT modernization, defense transformation, homeland defense, and mission-critical outsourcing,” said Oleson.  “We believe that these are the areas that will define the Federal Government’s information technology agenda for the foreseeable future. SI International has a strong track record of delivering innovative solutions that support our clients’ transformational mandates.  We are currently working to help our clients develop next-generation systems that we believe will serve as the foundation of our nation’s ability to counter emerging threats and achieve critical goals through the application of technology. “

FY03 Business Highlights

Since its founding in 1998, SI International has focused on supporting high-priority programs of the federal government.  During FY03, SI International’s 1,300 employees made important contributions:

•                  Designed operational architectures for space systems with the Air Force Space Command.

•                  Supported engineering for the next generation of space-based command and control and intelligence systems.

•                  Processed applications for permanent immigrant visas.

•                  Performed military personnel support services.

•                  Integrated Web-based learning and performance support tools with ongoing business processes.

•                  Provided training for IT personnel.

•                  Developed mobile application systems that use real-time data to support mission-critical initiatives.

•                  Helped transform legacy, stovepipe applications into fully interoperable networked systems.

The major contract and task order awards that were awarded to the Company in FY03 included:

•                  $50 million blanket purchase agreement for IT services supporting the Department of State.

•                  $50 million extension on the C4I2SR contract supporting the Air Force Space Command.

•                  $43.5 million contract for space sensors support with the Air Force Space Command.

•                  $43 million increase on a contract ceiling to $88 million for the Department of State National Visa Center.

•                  $24 million contract to provide military communications satellite engineering to the Department of Defense.

•                  $13 million outsourcing contract for Army Military Personnel Services.

•                  $11 million subcontract supporting the Missile Defense Agency.

•                  $11 million contract to provide command and control modernization engineering to Air Force Space Command, U.S. Strategic Command, and NORAD.

•                  $10.7 million contract to assist the Department of Agriculture in deploying the Automated Targeting System.

Business Outlook

On January 22, 2004, SI International issued the following guidance ranges for the first fiscal quarter and full year 2004 based on backlog and management estimates as to future tasking and contract awards.  The Company projects annual organic revenue growth of 10 to 15 percent for fiscal year 2004.

	Q1 2004	Full Year 2004
Revenue	$50 – 54 million	$240 – 255 million
Net income	$2.1 – 2.3 million	$9.7 – 11.2 million
Diluted earnings per share	$0.24 - 0.26	$1.10 – 1.25

Conference Call

SI International has scheduled a conference call to discuss its results and business outlook for 10 AM EST, today. Participating in the conference call will be SI International’s Chairman and CEO, Ray Oleson, President and COO, Brad Antle, and Executive Vice President and CFO, Ted Dunn. A question and answer session will be included to further discuss the results and the Company’s future performance expectations. Interested parties should contact Alan Hill at 703-234-6854 for dial-in information.

The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of SI International’s web site, http://www.si-intl.com.  A replay of the webcast will be available on the SI International web site beginning two hours after the conclusion of the conference call. In addition, a replay of the conference is available by telephone beginning on Tuesday, February 17, 2004 at 1:00 PM EST through Tuesday, February 24, 2004 at 5:00 PM EST by calling 1-888-286-8010 and entering the conference passcode 16688480.

About SI International: SI International is a provider of information technology and network solutions (IT) primarily to the federal government.  The Company combines technological and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  More information about SI International can be found at www.si-intl.com.

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.’s filings with the Securities and Exchange Commission.  These risks and uncertainties include: differences between authorized amounts and amounts received by SI International, Inc. under government contracts; government customers’ failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; SI International, Inc.’s ability to attract and retain qualified personnel; and the important factors discussed in the Risk Factors section of the annual report on Form 10-K/A filed by SI International, Inc. with the Securities and Exchange Commission and available directly from the Commission at www.sec.gov.  The actual results may differ materially from any forward-looking statements due to such risks and uncertainties.  SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SI International, Inc.

Consolidated Income Statement

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec. 27, 2003	Dec. 28, 2002	Dec. 27, 2003	Dec. 28, 2002
	(unaudited)	(unaudited)	(unaudited)

Revenue	$44,157	$42,103	$168,287	$149,351
Direct costs	26,813	25,812	101,940	91,240
Indirect costs	12,921	12,925	51,569	49,404
Depreciation and amortization	514	469	2,009	1,988
Income from Operations	3,909	2,897	12,769	6,719
Interest expense	(137)	(1,305)	(606)	(3,319)
Minority interests	—	—	—	(118)
Change in fair value of put warrants	—	—	—	640
Income before provision for income taxes	3,772	1,592	12,163	3,922
Provision for income taxes	1,470	746	4,784	1,439

Net income	$2,302	$846	$7,379	$2,483
Dividends on preferred stock	—	273	—	1,954

Net income attributable to common stockholders	$2,302	$573	$7,379	$529

Basic weighted average shares outstanding	8,449	5,632	8,446	3,382
Diluted weighted average shares outstanding	8,679	5,719	8,488	3,516

Earnings (loss) per common share:
Basic	$0.27	$0.10	$0.87	$0.16
Diluted	$0.27	$0.10	$0.87	$(0.03)

EBITDA (1)	$4,423	$3,366	$14,778	$8,707

Notes:

(1) EBITDA is defined as GAAP net income (loss) plus interest expense, income taxes, depreciation and amortization, change in the value of put warrants and minority interest.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA should not be construed as either an alternative to net income as an indicator of our operating performance or as an alternative to cash flows as a measure of liquidity.

SI International, Inc.

Revenue Segmentation Data (unaudited)

(In thousands)

	Three months ended
	Dec. 27, 2003		Dec. 28, 2002		Growth
	$	%	$	%	$	%

Core federal government	41,626	94.3%	38,708	91.9%	2,918	7.5%
Commercial and other	2,531	5.7%	3,395	8.1%	(864)	-25.4%
Total revenue	44,157	100.0%	42,103	100.0%	2,054	4.9%

Prime contracts	38,027	86.1%	35,634	84.6%	2,393	6.7%
Subcontracts	6,130	13.9%	6,469	15.4%	(339)	-5.2%
Total revenue	44,157	100.0%	42,103	100.0%	2,054	4.9%

Cost reimbursable	16,783	38.0%	16,831	40.0%	(48)	-0.3%
Time and materials	14,872	33.7%	16,729	39.7%	(1,857)	-11.1%
Fixed price	12,502	28.3%	8,543	20.3%	3,959	46.3%
Total revenue	44,157	100.0%	42,103	100.0%	2,054	4.9%

Department of defense	25,115	56.9%	20,731	49.2%	4,384	21.1%
Federal civilian agencies	16,511	37.4%	18,151	43.1%	(1,640)	-9.0%
Commercial entities	2,531	5.7%	3,221	7.7%	(690)	-21.4%
Total revenue	44,157	100.0%	42,103	100.0%	2,054	4.9%

	Twelve months ended
	Dec. 27, 2003		Dec. 28, 2002		Growth
	$	%	$	%	$	%

Core federal government	157,632	93.7%	137,595	92.1%	20,037	14.6%
Commercial and other	10,655	6.3%	11,756	7.9%	(1,101)	-9.4%
Total revenue	168,287	100.0%	149,351	100.0%	18,936	12.7%

Prime contracts	141,844	84.3%	123,879	82.9%	17,965	14.5%
Subcontracts	26,443	15.7%	25,472	17.1%	971	3.8%
Total revenue	168,287	100.0%	149,351	100.0%	18,936	12.7%

Cost reimbursable	64,425	38.3%	60,642	40.6%	3,783	6.2%
Time & materials	59,051	35.1%	62,930	42.1%	(3,879)	-6.2%
Fixed price	44,811	26.6%	25,779	17.3%	19,032	73.8%
Total revenue	168,287	100.0%	149,351	100.0%	18,936	12.7%

Department of defense	91,416	54.3%	73,205	49.0%	18,211	24.9%
Federal civilian agencies	66,246	39.4%	65,614	43.9%	632	1.0%
Commercial entities	10,625	6.3%	10,532	7.1%	93	0.9%
Total revenue	168,287	100.0%	149,351	100.0%	18,936	12.7%

SI International, Inc.
Consolidated Balance Sheet
As of December 27, 2003 and December 28, 2002
(In thousands, except share data)

	December 27, 2003	December 28, 2002
	(unaudited)
Assets
Cash and cash equivalents	$23,252	$10,856
Account receivable, net	34,007	31,901
Other current assets	4,597	3,741

Total current assets	61,856	46,498

Property and equipment, net	3,768	4,542
Goodwill and assembled workforce	39,829	39,829
Other assets	1,174	1,446

Total assets	106,627	92,315

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	17,708	12,712
Deferred revenue	3,975	1,074
Other current liabilities	465	2,775

Total current liabilities	22,148	16,561

Other long-term liabilities	2,932	1,777

Stockholders’ Equity
Common stock - $0.01 par value per share: 50,000,000 shares authorized; 8,451,507 and 8,439,741 shares issued and outstanding as of December 27, 2003 and December 28, 2002, respectively	85	85
Additional paid in capital	75,703	75,682
Deferred compensation	(340)	(509)
Retained earnings (accumulated deficit)	6,099	(1,281)

Total stockholders’ equity	81,547	73,977

Total liabilities and stockholders equity	$106,627	$92,315

SI International, Inc.
Consolidated Statements of Cash Flows
(In thousands)

Twelve months ended

	Dec. 27, 2003	Dec. 28, 2002
	(unaudited)
Cash flows from operating activities:
Net income	$7,379	$2,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,009	1,988
Loss on disposal of fixed assets	178	—
Deferred income tax provision	(27)	(537)
Stock-based compensation	132	139
Amortization of deferred financing costs and debt discount	379	1,190
Change in fair value of put warrants	—	(640)
Minority interests	—	118
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(2,106)	(984)
Other current assets	(337)	154
Other assets	(106)	(268)
Accounts payable and accrued expenses	4,996	1,099
Deferred revenue	2,901	623
Other long term liabilities	681	315
Net cash provided by operating activities	16,079	5,680
Cash flows from investing activities:
Purchase of property and equipment, net	(1,291)	(1,653)
Net cash used in investing activities	(1,291)	(1,653)
Cash flows from financing activities:
Proceeds from exercise of stock options	59	—
Repayments (Proceeds) from bank overdrafts	(2,201)	846
Borrowings under line of credit	—	78,035
Repayments of line of credit	—	(92,246)
Repayments of notes payable	(140)	(900)
Repayment of long-term debt and borrowings from stockholders	—	(29,184)
Proceeds from borrowings from share holders	—	4,309
Repayments of capital lease obligations	(110)	(171)
Redemption of put warrants	—	(1,400)
Proceeds from issuance of common stock	—	47,070
Net cash provided by (used in) financing activities	(2,392)	6,359
Net increase in cash and cash equivalents	12,396	10,386
Cash and cash equivalents, beginning of period	10,856	470
Cash and cash equivalents, end of period	$23,252	$10,856
Supplemental disclosures of cash flow information:
Cash payments for interest	339	1,806
Cash payments for income taxes	3,920	2,255
Purchases of assets under capital lease	122	—

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